Exhibit (s) under Form N-2

Calculation of Filing Fee Tables

Form N-2

(Form Type)

FEDERATED HERMES PROJECT AND TRADE FINANCE TENDER FUND

(Exact Name of Registrant as Specified in its Declaration of Trust)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares of beneficial interest	457(o)	65,000,000	$9.97(1)	$648,050,000	$110.20 per $1,000,000	$71,415.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts						$648,050,000		$71,415.11
Total Fees Previously Paid
Total Fee Offsets								$49,290.13
Net Fee Due								$22,124.98(2)

(1) Shares are offered at net asset value, which will vary. The proposed maximum offering price per unit is calculated based on the net asset value per share of Registrant’s shares as of May 18, 2023.

(2) This amount has been offset by a previously withdrawn filing pursuant to Rule 457(p). In this regard, the Registrant notes that: (1) the dollar amount of the previously paid filing fee to be offset against the currently due filing fee is $49,290.13; (2) the amount of unsold securities and the unsold aggregate offering amount from the prior rescission offer registration statement (the “Rescission Offer Registration Statement”) associated with the claimed offset is 44,549,690 common shares of beneficial interest and $447,278,887.60, respectively, calculated pursuant to Rule 457(j); (3) the Registrant filed the Rescission Offer Registration Statement on Form N-2 (File No. 333-271199); (4) the initial filing date of the Rescission Offer Registration Statement was April 10, 2023; and (5) the Rescission Offer Registration Statement has been withdrawn.